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                   AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

     THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (the "Amendment") is made this 1st day of December, 2003, by and between SADG-11 I ASSOCIATES, L.P., a Pennsylvania limited partnership having an address at 102 Colliery Road, Dickson City, Pennsylvania 18519 ("Seller"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050 ("Buyer").

                                   WITNESSETH

     A, Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated the 27th day of October, 2003 (as amended hereby, the "Agreement") relating to certain real property located at Main Street (Route 341) Dickson City, Pennsylvania, as more fully described in the Agreement. All capitalized terms not defined herein shall have the definitions set forth in the Agreement.

     B. Seller and Buyer desire to amend the Agreement in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by Seller and Buyer, and intending to be legally bound hereby, Seller and Buyer hereby amend the Agreement as follows:

     1. DUE DILIGENCE PERIOD. The Due Diligence Period is hereby extended so as to expire at close of business on December 8, 2003.

     2. VACANT SPACE COSTS CREDIT AND HOLDBACK.

          If the Closing shall occur before all of the following have occurred:

          (a) a lease (the "Vacant Space Lease") covering all of the 3,000 square feet of space currently vacant at the Property (the "Vacant Space") for a term of at least five (5) years and providing for the payment by the tenant thereunder (the "Tenant") of annual fixed rent of at least $10.00 psf, triple net, without provision of any tenant allowance or landlord work (other than work already completed in the Vacant Space as of the date hereof) and otherwise in form and substance reasonably acceptable to Buyer, has been fully executed and delivered to Buyer, together with an estoppel letter executed by the tenant thereunder (the "Tenant") in the form attached to the Agreement as Exhibit E; and

          (b) the Tenant has commenced the regular payment of fixed rent under the Vacant Space Lease;

          (c) all leasing commissions under or associated with the Vacant Space Lease have been fully paid by Seller;

then (i) Buyer shall receive a credit against the Purchase Price at the Closing in the sum of $7,500 [estimated brokerage commission for Vacant Space] and (ii) there shall be held back from the Purchase Price and paid to Purchaser's title insurance company, as escrow agent ("Escrow Agent") (or a substitute Escrow Agent reasonably acceptable to Seller and Purchaser), to be held and disbursed by Escrow Agent in accordance with the provisions of an escrow agreement to be



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negotiated in good faith between Seller and Buyer prior to the Closing, the sum of $21,750 [6 months of fixed rent @ $12.00 psf plus $2.50 psf for 6 months estimated CAM, Taxes and Insurance] (collectively, the "Rent Holdback"). One-sixth (1/6th) of the Rent Holdback shall be disbursed by Escrow Agent to Buyer every 30 days following the Closing, provided, however, that if Buyer executes and delivers a lease with a tenant for the Vacant Space under which the tenant thereunder actually commences the payment of fixed rent earlier than six
(6) months after the Closing, Buyer shall give notice thereof to Seller and Escrow Agent, and Escrow Agent shall thereupon disburse to Seller the portion of the Rent Holdback allocable to the portion of the six (6) month period after the Closing occurring after the rent commencement date under such new lease and shall disburse any remaining balance to Buyer. Notwithstanding anything to the contrary set forth above, if the lease to which reference is made in Section 10.1(g) of the Agreement is signed before Closing, then Seller shall pay all real estate commissions payable on account of such lease and Buyer shall not be entitled to a credit on account thereof.

     3. GENERAL PROVISIONS

          A. Except as expressly set forth herein, the Agreement is unmodified and in full force and effect and is hereby ratified by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

          B. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument. For purposes of this Amendment, a telecopy of an executed counterpart shall constitute an original. Any party delivering an executed counterpart of this Amendment by telecopier shall also deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity of this Amendment.

     IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be duly executed the day and year first above written.

                                 SELLER:

                                 SADG-11 Associates, L.P.,
                                 a Pennsylvania limited partnership

                                 By: SADG-2, Inc.
                                     a Pennsylvania corporation,
                                     general partner

                                 By: Richard C. Dreher
                                    ---------------------------------
                                    Richard C. Dreher, President

                                 BUYER:

                                 Cedar Shopping Centers Partnership, L.P.
                                 a Delaware limited partnership

                                 By: Cedar Shopping Centers, Inc.
                                     a Maryland corporation, general partner

                                 By: Leo S. Ullman
                                    ----------------------------------
                                    Name:  Leo S. Ullman
                                    Title: President